Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita Inc.

(310) 536-2585

DAVITA 3rd QUARTER 2012 RESULTS

Denver, Colorado, October 30, 2012 – DaVita Inc. (NYSE: DVA) today announced results for the quarter ended September 30, 2012. Net income attributable to DaVita Inc. for the three and nine months ended September 30, 2012 was $144.7 million and $427.8 million, or $1.50 per share and $4.46 per share, respectively, excluding for the nine months ended September 30, 2012 an after-tax legal proceeding contingency accrual and related expense of $47.6 million, or $0.50 per share, that occurred in the second quarter of 2012. Net income attributable to DaVita Inc. for the nine months ended September 30, 2012 including this item was $380.2 million, or $3.96 per share.

Our operating results for the three and nine months ended September 30, 2012, include an additional $5.4 million of after-tax debt expense, or $0.06 per share, resulting from the proposed amendments under our senior secured credit facilities as well as issuing the New Senior Notes in advance of the potential acquisition of HCP.

Net income attributable to DaVita Inc. for the three and nine months ended September 30, 2011 was $135.4 million and $344.3 million, or $1.42 per share and $3.54 per share, respectively, excluding for the nine months ended September 30, 2011 an after-tax non-cash goodwill impairment charge of approximately $14.4 million, or $0.14 per share, that was recorded in the second quarter of 2011 related to our infusion therapy business. Net income attributable to DaVita Inc. for the nine months ended September 30, 2011 including this item was $329.9 million or $3.40 per share.

Financial and operating highlights include:

•

Cash Flow: For the rolling twelve months ended September 30, 2012, operating cash flow was $1,051 million and free cash flow was $665 million. For the three months ended September 30, 2012, operating cash flow was $367 million and free cash flow was $271 million. For a definition of free cash flow see Note 4 to the reconciliations of non-GAAP measures.

•

Operating Income: Operating income for the three and nine months ended September 30, 2012 was $341 million and $987 million, respectively, excluding for the nine months ended September 30, 2012 the pre-tax legal proceeding contingency accrual and related expenses of $78 million. Operating income for the nine months ended September 30, 2012 including this item was $909 million.

Operating income for the three and nine months ended September 30, 2011 was $319 million and $825 million, respectively, excluding for the nine months ended September 30, 2011 the pre-tax non-cash goodwill impairment charge of $24 million. Operating income for the nine months ended September 30, 2011 including this item was $801 million.

•

Volume: Total U.S. treatments for the third quarter of 2012 were 5,550,645, or 71,162 treatments per day, representing a per day increase of 12.3% over the third quarter of 2011. Non-acquired treatment growth, as well as our normalized non-acquired treatment growth in the quarter, were both 4.4% over the prior year’s third quarter.

•

Effective Tax Rate: Our effective tax rate was 36.4% for both the three and nine months ended September 30, 2012, respectively. This effective tax rate is impacted by the amount of third party owners’ income attributable to non-tax paying entities. The effective tax rate attributable to DaVita Inc. was 40.5% and 40.8% for the three and nine months ended September 30, 2012, respectively. We still expect our 2012 effective tax rate attributable to DaVita Inc. to be in the range of 40.0% to 41.0%.

•

Acquisition: As previously announced on May 21, 2012, we entered into a definitive merger agreement to acquire HealthCare Partners (HCP), one of the country’s largest operators of medical groups and physician networks. The total purchase price to be paid by DaVita Inc. will consist of $3.66 billion in cash and approximately 9.38 million shares of DaVita common stock, subject to post-close adjustments. In addition to the total merger consideration payable at close, DaVita will pay to the owners of HCP a total of up to $275 million of additional cash consideration in the form of two separate earn-out payments if certain financial performance targets are achieved by HCP in 2012 and 2013. We expect the transaction to close in early November 2012 and anticipate HCP operating results will be included in our consolidated operating results beginning in November 2012.

•

Debt Transactions: As previously announced, in August 2012 we entered into amendments to our existing senior secured credit facilities to permit additional borrowings under the credit agreement in an aggregate principal amount of $3.0 billion to be used to finance a portion of the HCP transaction. For further details regarding these amendments, see our SEC filing on Form 8-K dated August 28, 2012.

On August 28, 2012 we issued $1.25 billion aggregate principal amount of 5  3/4% senior notes due 2022 (New Senior Notes). All of the proceeds from the issuance of the New Senior Notes along with related fees and interest through November 30, 2012 were deposited into escrow pending the consummation of the HCP acquisition. For further details regarding this transaction, see our SEC filings on Form 8-K dated August 28, 2012 and August 16, 2012.

•

Center Activity: As of September 30, 2012, we operated or provided administrative services at 1,912 outpatient dialysis centers located in the United States serving approximately 150,000 patients and 24 outpatient dialysis centers serving approximately 1,200 patients that are located in five countries outside of the United States. During the third quarter of 2012, we acquired 10 centers and opened a total of 21 centers located in the United States. We also opened two centers and provided administrative services to three additional centers outside of the United States.

Outlook

We are updating our operating income guidance for 2012 for our dialysis services and related ancillary businesses to now be in the range of $1,315 million to $1,330 million. Our previous operating income guidance for our dialysis services and related ancillary businesses was in the range of $1,275 million to $1,325 million. Following the expected close of the HCP acquisition in early November 2012, we expect the incremental operating income contribution from HCP to be in the range of $25 million to $30 million per month for the remainder of the year. Our operating income guidance for our dialysis services and related ancillary businesses for 2012 excludes the legal proceeding contingency accrual and related expenses of $78 million and transaction expenses related to the HCP acquisition.

Our consolidated operating income guidance for 2013 is expected to be in the range of $1,750 million to $1,900 million including the operating results of HCP. Our operating income guidance for 2013 for our dialysis services and related ancillary businesses is expected to be in the range of $1,350 million to $1,450 million and our operating income guidance for 2013 for HCP is expected to be in the range of $400 million to $450 million. We also expect our consolidated operating cash flows for 2013 to be in the range of $1,350 million to $1,500 million. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary significantly from these current projections.

We will be holding a conference call to discuss our results for the third quarter ended September 30, 2012 on October 30, 2012 at 5:00 p.m. Eastern Time. The dial in number is (800) 399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward-looking statements, within the meaning of the federal securities laws, including statements related to our guidance and expectations for our 2012 and 2013 operating income, our 2013 operating cash flows and our 2012 effective tax rate attributable to DaVita Inc., and the anticipated timing and closing of the HCP transaction. Factors that could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, competition, accounting estimates, the variability of our cash flows and the risk factors set forth in our SEC filings, including our quarterly report on Form 10-Q for the quarter ended June 30, 2012 and subsequent quarterly reports to be filed on Form 10-Q or current reports on Form 8-K. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

•	the concentration of profits generated from commercial payor plans,

•	continued downward pressure on average realized payment rates from commercial payors, which may result in the loss of revenues or patients,

•	a reduction in the number of patients under higher-paying commercial plans,

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of health care reform legislation that was enacted in the United States in March 2010,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	our ability to maintain contracts with physician medical directors,

•	legal compliance risks, including our continued compliance with complex government regulations,

•	current or potential investigations by various government entities and related government or private-party proceedings,

•	continued increased competition from large and medium-sized dialysis providers that compete directly with us,

•

the emergence of new models of care introduced by the government or private sector, such as accountable care organizations, independent practice association and integrated delivery systems, and changing affiliation models for physicians plans, such as employment by hospitals, that may erode our patient base and reimbursement rates,

•

our ability to complete any acquisitions or mergers, including the consummation of the HCP transaction, dispositions that we might be considering or announce, or to integrate and successfully operate any business we may acquire, including the HCP business, or to expand our operations and services to markets outside the United States, or to businesses outside of dialysis,

•	variability of DaVita’s cash flows, or

•	risks arising from the use of accounting estimates in our financial statements.

In addition, upon closing of the HCP transaction, certain other risks and uncertainties related to HCP will also affect these forward-looking statements, including those relating to:

•	the loss of key HCP employees following the HCP transaction,

•

potential disruption from the HCP transaction making it more difficult to maintain business and operational relationships with customers, partners, affiliated physicians and physician groups, and others,

•	the risk that the cost of providing services under HCP’s agreements will exceed HCP’s compensation,

•	the risk that laws regulating the corporate practice of medicine could restrict the manner in which HCP conducts its business,

•	the risk that reductions in reimbursement rates and future regulations may negatively impact HCP’s business, revenue and profitability,

•	the risk that HCP may not be able to successfully establish a presence in new geographic regions,

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of HCP could have an adverse effect on HCP’s business,

•	the fact that HCP faces certain competitive threats that could reduce its profitability, or

•	the risk that a disruption in HCP’s healthcare provider networks could have an adverse effect on HCP’s operations and profitability.

We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules. For the reasons stated in the reconciliation schedules, we believe our presentation of non-GAAP financial measures provides useful supplemental information for investors.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Dialysis patient service operating revenues	$1,838,363	$1,669,086	$5,410,200	$4,749,469
Less: Provision for uncollectible accounts related to patient service operating revenues	(59,803)	(50,039)	(167,227)	(138,520)

Net patient service operating revenues	1,778,560	1,619,047	5,242,973	4,610,949
Other revenues	184,406	138,783	516,368	370,427

Total net operating revenues	1,962,966	1,757,830	5,759,341	4,981,376

Operating expenses and charges:
Patient care costs	1,340,918	1,189,638	3,916,324	3,466,860
General and administrative	201,198	182,638	623,208	498,033
Depreciation and amortization	80,586	67,558	234,368	193,641
Provision for uncollectible accounts	2,469	1,903	6,294	4,727
Equity investment income	(3,064)	(2,619)	(8,314)	(6,555)
Legal proceeding contingency accrual and related expenses	—	—	78,000	—
Goodwill impairment charge	—	—	—	24,000

Total operating expenses and charges	1,622,107	1,439,118	4,849,880	4,180,706

Operating income	340,859	318,712	909,461	800,670
Debt expense	(70,494)	(60,848)	(192,584)	(179,340)
Other income	819	798	2,698	2,195

Income from continuing operations before income taxes	271,184	258,662	719,575	623,525
Income tax expense	98,634	94,204	262,138	224,034

Income from continuing operations	172,550	164,458	457,437	399,491
Discontinued operations:
Income from operations of discontinued operations, net of tax	—	1,076	—	1,460
Loss on disposal of discontinued operations, net of tax	—	(3,688)	—	(3,688)

Net income	172,550	161,846	457,437	397,263
Less: Net income attributable to noncontrolling interests	(27,829)	(26,485)	(77,259)	(67,385)

Net income attributable to DaVita Inc.	$144,721	$135,361	$380,178	$329,878

Earnings per share:
Basic income from continuing operations per share attributable to DaVita Inc.	$1.52	$1.48	$4.03	$3.50

Basic net income per share attributable to DaVita Inc.	$1.52	$1.45	$4.03	$3.47

Diluted income from continuing operations per share attributable to DaVita Inc.	$1.50	$1.45	$3.96	$3.43

Diluted net income per share attributable to DaVita Inc.	$1.50	$1.42	$3.96	$3.40

Weighted average shares for earnings per share:
Basic	94,979,858	93,441,620	94,309,099	95,053,339

Diluted	96,634,620	95,171,225	96,124,226	97,057,773

Amounts attributable to DaVita Inc.:
Income from continuing operations	$144,721	$138,192	$380,178	$332,325
Discontinued operations	—	(2,831)	—	(2,447)

Net income	$144,721	$135,361	$380,178	$329,878

DAVITA INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Net income	$172,550	$161,846	$457,437	$397,263

Other comprehensive (loss) income, net of tax:
Unrealized losses on interest rate swap and cap agreements:
Unrealized losses on interest rate swap and cap agreements	(1,741)	(10,869)	(6,104)	(27,839)
Less: Reclassifications of net swap and cap agreements realized losses into net income	2,530	2,702	7,586	7,124
Unrealized gains (losses) on investments:
Unrealized gains (losses) on investments	445	(902)	1,387	(587)
Less: Reclassification of net investment realized gains into net income	—	—	(75)	(57)
Foreign currency translation adjustments	(135)	—	(1,593)	—

Other comprehensive income (loss)	1,099	(9,069)	1,201	(21,359)

Total comprehensive income	173,649	152,777	458,638	375,904
Less: Comprehensive income attributable to the noncontrolling interests	(27,829)	(26,485)	(77,259)	(67,385)

Comprehensive income attributable to DaVita Inc.	$145,820	$126,292	$381,379	$308,519

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Nine months ended September 30,
	2012	2011
Cash flows from operating activities:
Net income	$457,437	$397,263
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	234,368	194,328
Stock-based compensation expense	34,857	36,392
Tax benefits from stock award exercises	60,252	35,096
Excess tax benefits from stock award exercises	(39,346)	(19,640)
Deferred income taxes	(1,374)	38,377
Equity investment income, net	10	238
Other non-cash charges and loss on disposal of assets	17,244	16,398
Goodwill impairment charge	—	24,000
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(51,349)	(61,483)
Inventories	1,958	11,767
Other receivables and other current assets	65,047	81,737
Other long-term assets	3,429	2,408
Accounts payable	(18,200)	56,652
Accrued compensation and benefits	113,101	121,631
Other current liabilities	87,223	(8,733)
Income taxes	(69,108)	88,454
Other long-term liabilities	5,064	14,502

Net cash provided by operating activities	900,613	1,029,387

Cash flows from investing activities:
Additions of property and equipment, net	(378,949)	(251,879)
Acquisitions	(419,114)	(927,124)
Proceeds from asset sales	2,118	51,623
Purchase of investments available for sale	(3,452)	(2,118)
Purchase of investments held-to-maturity	(5,257)	(29,740)
Proceeds from sale of investments available for sale	6,796	1,149
Proceeds from maturities of investments held-to-maturity	12,375	29,747
Purchase of equity investments and other assets	(1,276)	(5,005)
Distributions received on equity investments	2	340

Net cash used in investing activities	(786,757)	(1,133,007)

Cash flows from financing activities:
Borrowings	26,992,105	27,506,051
Payments on long-term debt	(25,799,807)	(27,350,513)
Restricted cash	(1,268,767)	—
Interest rate cap premiums and other deferred financing costs	(22,189)	(17,863)
Purchase of treasury stock	—	(323,348)
Distributions to noncontrolling interests	(81,978)	(67,408)
Stock award exercises and other share issuances, net	8,395	9,886
Excess tax benefits from stock award exercises	39,346	19,640
Contributions from noncontrolling interests	19,368	14,779
Proceeds from sales of additional noncontrolling interests	1,844	2,675
Purchases from noncontrolling interests	(13,774)	(9,190)

Net cash used in financing activities	(125,457)	(215,291)
Effect of exchange rate changes on cash and cash equivalents	43	—

Net decrease in cash and cash equivalents	(11,558)	(318,911)
Cash and cash equivalents at beginning of period	393,752	860,117

Cash and cash equivalents at end of period	$382,194	$541,206

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	September 30, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$382,194	$393,752
Short-term investments	5,836	17,399
Accounts receivable, less allowance of $232,127 and $250,343	1,248,050	1,195,163
Inventories	78,322	75,731
Other receivables	207,439	269,832
Other current assets	46,989	49,349
Income tax receivable	33,625	—
Deferred income taxes	323,219	280,382

Total current assets	2,325,674	2,281,608
Property and equipment, net	1,654,657	1,432,651
Amortizable intangibles, net	177,542	159,491
Equity investments	28,705	27,325
Long-term investments	13,249	9,890
Other long-term assets	30,558	34,231
Restricted cash	1,268,767	—
Goodwill	5,324,960	4,946,976

	$10,824,112	$8,892,172

LIABILITIES AND EQUITY
Accounts payable	$272,627	$289,653
Other liabilities	416,897	325,734
Accrued compensation and benefits	529,492	412,972
Current portion of long-term debt	117,821	87,345
Income tax payable	—	37,412

Total current liabilities	1,336,837	1,153,116
Long-term debt	5,620,716	4,417,624
Other long-term liabilities	145,246	132,006
Alliance and product supply agreement, net	15,990	19,987
Deferred income taxes	484,918	423,098

Total liabilities	7,603,707	6,145,831
Commitments and contingencies
Noncontrolling interests subject to put provisions	550,020	478,216
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 134,862,283 shares issued; 95,346,980 and 93,641,363 shares outstanding)	135	135
Additional paid-in capital	543,751	596,300
Retained earnings	3,575,996	3,195,818
Treasury stock, at cost (39,515,303 and 41,220,920 shares)	(1,564,178)	(1,631,694)
Accumulated other comprehensive loss	(18,283)	(19,484)

Total DaVita Inc. shareholders’ equity	2,537,421	2,141,075
Noncontrolling interests not subject to put provisions	132,964	127,050

Total equity	2,670,385	2,268,125

	$10,824,112	$8,892,172

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2012
	September 30, 2012	June 30, 2012	September 30, 2011
1. Consolidated Financial Results:
Consolidated operating revenues	$2,023	$1,984	$1,808	$5,927
Consolidated net operating revenues	$1,963	$1,930	$1,758	$5,759
Operating income	$340.9	$247.9	$318.7	$909.5
Operating income excluding the legal proceeding contingency accrual and related expenses(1)	$340.9	$325.9	$318.7	$987.5
Operating income margin	16.9%	12.5%	17.6%	15.3%
Operating income margin excluding the legal proceeding contingency accrual and related expenses(1)	16.9%	16.4%	17.6%	16.7%
Net income attributable to DaVita Inc.	$144.7	$95.3	$135.4	$380.2
Net income attributable to DaVita Inc. excluding the legal proceeding contingency accrual and related expenses(1)	$144.7	$142.9	$135.4	$427.8
Diluted net income per share attributable to DaVita Inc.	$1.50	$0.99	$1.42	$3.96
Diluted net income per share attributable to DaVita Inc.(1), excluding the legal proceeding contingency accrual and related expenses	$1.50	$1.49	$1.42	$4.46
2. Consolidated Business Metrics:
Expenses
Patient care costs as a percent of consolidated operating revenues(2)	66.3%	66.1%	65.8%	66.1%
General and administrative expenses as a percent of consolidated operating revenues(2)	9.9%	10.8%	10.1%	10.5%
Total provision for uncollectible accounts as a percent of consolidated operating revenues	3.1%	2.8%	2.9%	2.9%
Consolidated effective tax rate	36.4%	36.2%	36.4%	36.4%
Consolidated effective tax rate attributable to DaVita Inc.(1)	40.5%	41.5%	40.5%	40.8%
3. Segment Financial Results: (dollar amounts rounded to nearest million)
Operating revenues
Dialysis and related lab services patient service operating revenues	$1,842	$1,813	$1,672	$5,423
Less: Provision for uncollectible accounts related to patient service operating revenues	(60)	(54)	(50)	(167)

Dialysis and related lab services net patient service operating revenues	$1,782	$1,759	$1,622	$5,256
Other revenues	3	3	3	8

Total net dialysis and related lab services operating revenues	1,785	1,762	1,625	5,264
Other – Ancillary services and strategic initiatives	180	170	135	503
Other – Ancillary services and strategic initiatives net patient service operating revenues (related to international dialysis operations and a vascular access clinic)	5	5	2	12

Total net segment operating revenues	1,970	1,937	1,762	5,779
Elimination of intersegment revenues	(7)	(7)	(4)	(20)

Total net consolidated operating revenues	$1,963	$1,930	$1,758	$5,759

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2012
	September 30, 2012	June 30, 2012	September 30, 2011
3. Segment Financial Results: (dollar amounts rounded to nearest million)(continued)
Operating Income
Dialysis and related lab services operating income	$361	$286	$333	$1,002
Other – Ancillary services and strategic initiatives, including international dialysis operations operating losses	(11)	(19)	(3)	(48)

Total segment operating income	$350	$267	$330	$954
Reconciling items:
Other corporate level general and administrative expenses including stock-based compensation	(12)	(22)	(13)	(53)
Equity investment income	3	3	2	8

Consolidated operating income	$341	$248	$319	$909

4. Segment Business Metrics:
Dialysis and related lab services
Volume
Treatments	5,550,645	5,451,901	5,008,094	16,316,821
Number of treatment days	78.0	78.0	79.0	234.0
Treatments per day	71,162	69,896	63,394	69,730
Per day year over year increase	12.3%	14.3%	9.6%	13.5%
Non-acquired growth year over year	4.4%	4.7%	5.0%	4.9%

Operating revenues before provision for uncollectible accounts
Dialysis and related lab services revenue per treatment	$331.93	$332.67	$333.86	$332.34
Per treatment (decrease) increase from previous quarter	(0.2%)	0.1%	0.5%	—
Per treatment (decrease) increase from previous year	(0.6%)	0.1%	(1.5%)	0.4%
Percent of consolidated revenues	91.0%	91.3%	92.5%	91.4%

Expenses
Patient care costs
Percent of total segment operating revenues	64.3%	64.1%	64.5%	64.1%
Per treatment	$213.90	$213.68	$215.66	$213.25
Per treatment increase (decrease) from previous quarter	0.1%	0.7%	(3.2%)	—
Per treatment decrease from previous year	(0.8%)	(4.1%)	(7.4%)	(3.3%)

General and administrative expenses
Percent of total segment operating revenues	8.6%	8.6%	8.8%	8.8%
Per treatment	$28.55	$28.80	$29.28	$29.23
Per treatment (decrease) increase from previous quarter	(0.9%)	(5.2%)	9.3%	—
Per treatment (decrease) increase from previous year	(2.5%)	7.5%	10.0%	5.8%

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2012
	September 30, 2012	June 30, 2012	September 30, 2011
5. Cash Flow:
Operating cash flow	$366.6	$202.1	$495.2	$900.6
Operating cash flow, last twelve months	$1,051.3	$1,179.8	$1,149.9
Free cash flow(1)	$271.4	$111.4	$423.1	$632.7
Free cash flow, last twelve months(1)	$664.8	$816.5	$860.2
Capital expenditures:
Routine maintenance/IT/other	$63.7	$66.6	$51.1	$185.9
Development and relocations	$64.7	$71.4	$45.7	$193.0
Acquisition expenditures	$72.3	$214.1	$775.9	$419.1

6. Accounts Receivable:
Net receivables	$1,248	$1,250	$1,165
DSO	59	60	59

7. Debt and Capital Structure:
Total debt(3)	$5,745	$4,505	$4,508
Net debt, net of cash and cash equivalents including restricted cash at September 30, 2012 (3)	$4,094	$4,232	$3,967
Leverage ratio (see calculation on page 11)	2.61x	2.70x	2.73x
Overall weighted average effective interest rate during the quarter	5.31%	5.27%	5.30%
Overall weighted average effective interest rate at end of the quarter	5.38%	5.28%	5.27%
Weighted average effective interest rate on the Senior Secured Credit Facilities at end of the quarter	4.61%	4.61%	4.61%
Fixed and economically fixed interest rates as a percentage of our total debt(4)	66%	57%	57%
Share repurchases	$—	$—	$7.3
8. Clinical: (quarterly averages)
Dialysis adequacy -% of patients with Kt/V > 1.2 at the end of the quarter	98%	98%	97%
Patients with arteriovenous fistulas placed	71%	70%	69%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.
(2)	Consolidated percentages of revenues are comprised of the dialysis and related lab services business, other ancillary services and strategic initiatives, stock-based compensation expenses, and in case of general and administrative expenses, includes other certain corporate level general and administrative expenses.
(3)	The reported balance sheet amounts at September 30, 2012, June 30, 2012 and September 30, 2011, are net of $6.6 million, $7.0 million and $8.3 million, respectively, of debt discounts associated with our Term Loan B and our Term Loan A-2.
(4)	The Term Loan A-2 and Term Loan B are subject to LIBOR floors of 1.00% and 1.50%, respectively. Because LIBOR, for all periods presented above, was lower than either of these floors, the interest rates on the Term Loan A-2 and the Term Loan B are set at their respective floors. At such time as the LIBOR-based component of our interest rate exceeds 1.00% on the Term Loan A-2 and 1.50% on the Term Loan B, we will then be subject to LIBOR-based interest rate volatility on the LIBOR variable component of our interest rate on all of the Term Loan A-2, as well as for the Term Loan B, but limited to a maximum rate of 4.00% on $1.25 billion of outstanding principal debt on the Term Loan B. The remaining $469 million outstanding principal balance of the Term Loan B is subject to LIBOR-based interest rate volatility above a floor of 1.50%.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Company’s Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Rolling twelve months ended September 30, 2012
Net income attributable to DaVita Inc.	$528,301
Income taxes	353,047
Interest expense	236,727
Depreciation and amortization	307,355
Noncontrolling interests and equity investment income, net	105,394
Stock-based compensation	47,183
Other items	23,624

“Consolidated EBITDA”	$1,601,631

September 30, 2012
Total debt, excluding debt discount of $6.6 million	$5,745,136
Letters of credit issued	87,953

5,833,089
Less: Cash and cash equivalents and including restricted cash	(1,650,962)

Consolidated net debt	$4,182,127

Last twelve months “Consolidated EBITDA”	$1,601,631

Leverage ratio	2.61x

In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 4.25 to 1.0 as of September 30, 2012. At that date the Company’s leverage ratio did not exceed 4.25 to 1.0.

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Net income attributable to DaVita Inc. excluding an after-tax legal proceeding contingency accrual and related expenses and an after-tax non-cash goodwill impairment charge and diluted earnings per share attributable to DaVita Inc. excluding an after-tax legal proceeding contingency accrual and related expenses and an after-tax non-cash goodwill impairment charge.

We believe that net income attributable to DaVita Inc. excluding an after-tax legal proceeding contingency accrual and related expenses and an after-tax non-cash goodwill impairment charge enhances a user’s understanding of our normal net income attributable to DaVita Inc. and diluted earnings per share attributable to DaVita Inc. for these periods by providing a measure that is meaningful because it excludes an unusual charge for a legal proceeding contingency accrual that resulted from an agreement we reached in principle to settle federal program claims relating to our historical Epogen practices during the second quarter of 2012 and also excludes a non-cash goodwill impairment charge that resulted from a decrease in the implied fair value of goodwill below its carrying amount associated with our infusion therapy business during the second quarter of 2011 and accordingly, is more comparable to prior periods and indicative of consistent net income attributable to DaVita Inc. and diluted earnings per share to DaVita Inc. These measures are not measures of financial performance under United States generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income attributable to DaVita Inc., and diluted earnings per share attributable to DaVita Inc.

Net income attributable to DaVita Inc. excluding an after-tax legal proceeding contingency accrual and related expenses and an after-tax non-cash goodwill impairment charge:

	Three months ended			Nine months ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net income attributable to DaVita Inc.	$144,721	$95,337	$135,361	$380,178	$329,878
Add:
Legal proceeding contingency accrual and related expenses	—	78,000	—	78,000	—
Non-cash goodwill impairment charge	—	—	—	—	24,000
Less: Related income tax	—	(30,420)	—	(30,420)	(9,600)

	$144,721	$142,917	$135,361	$427,758	$344,278

Diluted earnings per share attributable to DaVita Inc. excluding an after-tax legal proceeding contingency accrual and related expenses and an after-tax non-cash goodwill impairment charge:

	Three months ended			Nine months ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Diluted earnings per share attributable to DaVita Inc.	$1.50	$0.99	$1.42	3.96	$3.40
Add:
Legal proceeding contingency accrual and related expenses	—	0.50	—	0.50	—
Non-cash goodwill impairment charge	—	—	—	—	0.14

	$1.50	$1.49	$1.42	$4.46	$3.54

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Operating income excluding a pre-tax legal proceeding contingency accrual and related expenses and a pre-tax non-cash goodwill impairment charge.

We believe that operating income excluding a pre-tax legal proceeding contingency accrual and related expenses and a pre-tax non-cash goodwill impairment charge enhances a user’s understanding of our normal operating income for these periods by providing a measure that is meaningful because it excludes an unusual charge for a legal proceeding contingency accrual that resulted from an agreement we reached in principle to settle federal program claims relating to our historical Epogen practices during the second quarter of 2012 and also excludes a non-cash goodwill impairment charge that resulted from a decrease in the implied fair value of goodwill below its carrying amount associated with our infusion therapy business during the second quarter of 2011 and accordingly, is more comparable to prior periods and indicative of consistent operating income. This measure is not a measure of financial performance under GAAP and should not be considered as an alternative to operating income.

Operating income excluding a pre-tax legal proceeding contingency accrual and related expenses and a pre-tax non-cash goodwill impairment charge:

	Three months ended			Nine months ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Operating income	$340,859	$247,882	$318,712	$909,461	$800,670
Add:
Legal proceeding contingency accrual and related expenses	—	78,000	—	78,000	—
Non-cash goodwill impairment charge	—	—	—	—	24,000

	$340,859	$325,882	$318,712	$987,461	$824,670

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3. Effective Income Tax Rates

We believe that reporting the effective income tax rate attributable to DaVita Inc. enhances an investor’s understanding of DaVita’s effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities and accordingly is more comparable to prior periods presentations regarding DaVita’s effective income tax rate and is meaningful to an investor to fully understand the related income tax effects on DaVita Inc.’s operating results. This is not a measure under GAAP and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita Inc. is as follows:

	Three months ended			Nine months ended September 30, 2012
	September 30, 2012	June 30, 2012	September 30, 2011
Income from continuing operations before income taxes	$271,184	$188,013	$258,662	$719,575

Income tax expense	$98,634	$68,009	$94,204	$262,138

Effective income tax rate	36.4%	36.2%	36.4%	36.4%

	Three months ended			Nine months ended September 30, 2012
	September 30, 2012	June 30, 2012	September 30, 2011
Income from continuing operations before income taxes	$271,184	$188,013	$258,662	$719,575
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(27,954)	(25,051)	(26,604)	(77,888)

Income before income taxes attributable to DaVita Inc.	$243,230	$162,962	$232,058	$641,687

Income tax expense	98,634	68,009	$94,204	$262,138
Less: Income tax attributable to noncontrolling interests	(125)	(384)	(119)	(629)

Income tax attributable to DaVita Inc.	$98,509	$67,625	$94,085	$261,509

Effective income tax rate attributable to DaVita Inc.	40.5%	41.5%	40.5%	40.8%

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

4. Free cash flow

Free cash flow represents net cash provided by operating activities less distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under GAAP, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. In addition, free cash flow excluding distributions to noncontrolling interests provides an investor with an understanding of free cash flows that are attributable to DaVita Inc. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Nine months ended September 30, 2012
	September 30, 2012	June 30, 2012	September 30, 2011
Cash provided by operating activities	$366,634	$202,105	$495,194	$900,613
Less: Distributions to noncontrolling interests	(31,500)	(24,073)	(20,985)	(81,978)

Cash provided by operating activities attributable to DaVita Inc.	335,134	178,032	474,209	818,635
Less: Expenditures for routine maintenance and information technology	(63,718)	(66,603)	(51,107)	(185,930)

Free cash flow	$271,416	$111,429	$423,102	$632,705

	Rolling 12-Month Period
	September 30, 2012	June 30, 2012	September 30, 2011
Cash provided by operating activities	$1,051,272	$1,179,832	$1,149,938
Less: Distributions to noncontrolling interests	(115,223)	(104,708)	(89,887)

Cash provided by operating activities attributable to DaVita Inc.	936,049	1,075,124	1,060,051
Less: Expenditures for routine maintenance and information technology	(271,234)	(258,623)	(199,860)

Free cash flow	$664,815	$816,501	$860,191